Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Jagtar S. Chaudhry, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Zscaler, Inc. for the fiscal year ended July 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date: September 18, 2019	By:	/s/ Jagtar S. Chaudhry
	Name:	Jagtar S. Chaudhry
	Title:	Chief Executive Officer and President
(Principal Executive Officer)
I, Remo Canessa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Zscaler, Inc. for the fiscal year ended July 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Zscaler, Inc.

Date: September 18, 2019	By:	/s/ Remo Canessa
	Name:	Remo Canessa
	Title:	Chief Financial Officer
(Principal Financial Officer)